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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-34458, 33-54937, 33-63133, 33-15871, 333-36601, 333-45245, 333-77559, 333-64279, 333-35124, 333-42446, 333-59162 and 333-61742) of Integrated Device Technology, Inc. of our report dated April 22, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
June 27, 2002

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  EXHIBIT 23.1